UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5050	36-2257936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2005, Alberto-Culver USA, Inc. (“ACUSA”), a subsidiary of Alberto-Culver Company (“Company”), entered into time sharing agreements (each an “Agreement”) with each of Carol L. Bernick, Chairman of the Board and a director of the Company; Howard B. Bernick, President and Chief Executive Officer and a director of the Company; and Leonard H. Lavin, Chairman Emeritus and a director of the Company (each a “Lessee”).

When using the corporate airplane for personal use, each Agreement provides that, at the option of the Lessee, such Lessee may lease the corporate airplane from ACUSA on a time sharing basis in accordance with the terms of their Agreement as an alternative to having the value of the personal use calculated at the applicable Standard Industry Fare Level rate pursuant to Internal Revenue Service regulations (“SIFL”) added to such Lessee’s taxable wages. In the event that a Lessee elects to lease the corporate airplane on a time sharing basis, such Lessee will reimburse ACUSA for the use of the corporate airplane at the lesser of SIFL or the actual expenses for each flight as calculated under Section 91.501(d) of the Federal Aviation Regulations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description
10	Form of Time Sharing Agreement dated as of June 20, 2005 between Alberto-Culver USA, Inc. and certain executive officers and directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Vice President and Corporate Controller

June 21, 2005